Agreement
                                       of
                            Reorganization and Merger

                                      among

                               MedicaLogic, Inc.,
                             an Oregon corporation,

                                 Medscape, Inc.,
                             a Delaware corporation,

                                       and

                            Moneypenny Merger Corp.,
                             a Delaware corporation,







                                February 21, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  THE MERGER..........................................................1
     1.1      The Merger.......................................................1
     1.2      Effect of Merger.................................................1
     1.3      Merger Consideration.............................................2
              1.3.1    Medscape Stock..........................................2
              1.3.2    Merger Corp. Stock......................................2
              1.3.3    Options and Warrants....................................2
              1.3.4    Stock Splits, Etc.......................................3
     1.4      Surrender and Cancellation of Certificates.......................3
              1.4.1    Surrender of Certificates...............................3
              1.4.2    No Fractional Shares....................................4
              1.4.3    Escheat.................................................4
              1.4.4    Option and Warrant Agreements...........................4
              1.4.5    Treasury Shares.........................................4
     1.5      Stock Transfer Books.............................................4
     1.6      Closing..........................................................5
     1.7      Subsequent Actions...............................................5
     1.8      Certificate of Incorporation; Bylaws; Directors and Officers
               of the Surviving Corporation....................................5
     1.9      Shareholder Rights...............................................6

ARTICLE II  FURTHER AGREEMENTS.................................................6
     2.1      Voting Agreements................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES....................................6
     3.1      Representations and Warranties of Medscape.......................6
              3.1.1    Organization and Status.................................7
              3.1.2    Capitalization..........................................7
              3.1.3    Corporate Authority.....................................8
              3.1.4    Subsidiaries and Joint Ventures.........................8
              3.1.5    SEC Reports and Financial Statements....................8
              3.1.6    Information Supplied....................................9
              3.1.7    Governmental Filings....................................9
              3.1.8    No Adverse Consequences.................................9
              3.1.9    Undisclosed Liabilities; Returns.......................10
              3.1.10   Absence of Certain Changes or Events...................10
              3.1.11   Litigation.............................................10
              3.1.12   Employment Matters.....................................10
                       3.1.12.1     Labor Matters.............................10
                       3.1.12.2     Employee Benefits.........................11
                       3.1.12.3     Employment Agreements.....................12

              3.1.13   Intellectual Property..................................12
              3.1.14   [Reserved].............................................12
              3.1.15   Status of Contracts....................................12
              3.1.16   [Reserved].............................................13
              3.1.17   Permits and Licenses...................................13
              3.1.18   Taxes..................................................13
                       3.1.18.1     Returns...................................13
                       3.1.18.2  Taxes Paid or Reserved.......................14
                       3.1.18.3  Definitions..................................14
              3.1.19   Related Party Interests................................14
              3.1.20   No Powers of Attorney or Restrictions..................15
              3.1.21   [Reserved].............................................15
              3.1.22   Consents and Approvals.................................15
              3.1.23   Brokers and Finders....................................15
              3.1.24   Opinion of Medscape Financial Advisor..................15
              3.1.25   No Other Agreements to Sell Medscape or its Assets.....15
              3.1.26   Vote Required..........................................16
              3.1.27   Certain Representations and Warranties Regarding
                       Code Section 368(a)(2)(E)..............................16
     3.2      Representations and Warranties of MedicaLogic...................17
              3.2.1    Organization and Status................................17
              3.2.2    Capitalization.........................................18
              3.2.3    Corporate Authority....................................18
              3.2.4    Subsidiaries and Joint Ventures........................18
              3.2.5    SEC Reports and Financial Statements...................18
              3.2.6    Information Supplied...................................19
              3.2.7    Governmental Filings...................................19
              3.2.8    No Adverse Consequences................................20
              3.2.9    Undisclosed Liabilities; Returns.......................20
              3.2.10   Absence of Certain Changes or Events...................20
              3.2.11   Litigation.............................................20
              3.2.12   Employment Matters.....................................20
                       3.2.12.1     Labor Matters.............................20
                       3.2.12.2     Employee Benefits.........................21
                       3.2.12.3     Employment Agreements.....................22
              3.2.13   Intellectual Property..................................22
              3.2.14   Status of Contracts....................................22
              3.2.15   Permits and Licenses...................................23
              3.2.16   Taxes..................................................23
                       3.2.16.1     Returns...................................23
                       3.2.16.2     Taxes Paid or Reserved....................24
              3.2.17   Related Party Interests................................24
              3.2.18   No Powers of Attorney or Restrictions..................24
              3.2.19   Consents and Approvals.................................25

              3.2.20   Brokers and Finders....................................25
              3.2.21   No Other Agreements to Sell MedicaLogic or its
                       Assets.................................................25
              3.2.22   Opinion of MedicaLogic Financial Advisor...............25
              3.2.23   Vote Required..........................................25
              3.2.24   Certain Representations and Warranties Regarding
                       Code Section 368(a)(2)(E)..............................25
              3.2.25   Total eMed.............................................27
     3.3      Representations and Warranties Relating to Merger Corp..........27
              3.3.1    Organization and Status................................27
              3.3.2    Capitalization.........................................27
              3.3.3    Corporate Authority....................................27
              3.3.4    Governmental Filings...................................28
              3.3.5    Certain Representations and Warranties Regarding
                       Code Section 368(a)(2)(E)..............................28

ARTICLE IV  COVENANTS.........................................................28
     4.1      Mutual Covenants................................................28
              4.1.1    Preparation of Registration Statement and the Joint
                       Proxy Statement........................................28
              4.1.2    Shareholder Meetings...................................29
              4.1.3    Consents and Approvals.................................30
              4.1.4    Best Efforts...........................................30
              4.1.5    Publicity..............................................30
              4.1.6    Confidentiality........................................30
              4.1.7    Antitrust Improvements Act.............................30
     4.2      Covenants of Medscape...........................................30
              4.2.1    Conduct of Business....................................30
              4.2.2    Acquisition Proposals..................................31
              4.2.3    Investigations.........................................33
              4.2.4    [Reserved].............................................33
              4.2.5    Notice and Cure........................................33
     4.3      Covenants of MedicaLogic........................................33
              4.3.1    Conduct of Business....................................34
              4.3.2    Investigations.........................................34
              4.3.3    Notification to Optionees..............................34
              4.3.4    Officer and Director Indemnification...................34
              4.3.5    MedicaLogic Board......................................35
              4.3.6    Editor-in-Chief........................................35
              4.3.7    Notice and Cure........................................35
              4.3.8    Change of Control......................................35
              4.3.9    No Amendment to Total eMed Agreement...................36
     4.4      Covenants of Merger Corp........................................36

ARTICLE V  CONDITIONS.........................................................36
     5.1      Conditions to the Obligations of All Parties....................36

              5.1.1    Regulatory Approvals...................................36
              5.1.2    Litigation.............................................36
              5.1.3    Shareholder Approval...................................37
              5.1.4    Registration of Securities; Listing....................37
     5.2      Conditions to the Obligations of Medscape.......................37
              5.2.1    Representations, Warranties and Covenants..............37
              5.2.2    No Material Adverse Change.............................37
     5.3      Conditions to the Obligations of MedicaLogic and Merger Corp....37
              5.3.1    Representations, Warranties and Covenants..............38
              5.3.2    No Material Adverse Change.............................38

ARTICLE VI  TERMINATION.......................................................38
     6.1      Termination by Mutual Consent...................................38
     6.2      Termination by Either Medscape or MedicaLogic...................38
     6.3      Effect of Termination and Abandonment...........................40
     6.4      Termination Fees and Expenses...................................40

ARTICLE VII  MISCELLANEOUS AND GENERAL........................................41
     7.1      Payment of Expenses.............................................41
     7.2      Entire Agreement................................................42
     7.3      Assignment......................................................42
     7.4      Binding Effect; No Third Party Benefit..........................42
     7.5      Amendment and Modification......................................42
     7.6      Waiver of Conditions............................................42
     7.7      Counterparts....................................................42
     7.8      Captions........................................................42
     7.9      Subsidiary......................................................42
     7.10     Notices.........................................................43
     7.11     Choice of Law...................................................44
     7.12     Separability....................................................44
     7.13     Extinguishment..................................................44

                           EXHIBITS

Exhibit A-1         Certificate of Incorporation of the Surviving Corporation
Exhibit A-2         Bylaws of the Surviving Corporation
Exhibit A-3         Directors of the Surviving Corporation
Exhibit B           Form of Voting Agreement
Exhibit C           Medscape Fairness Opinion
Exhibit D           MedicaLogic Fairness Opinion

                                    SCHEDULES

Schedule 1.3.3      Vesting of Options
Schedule 2.1        Individuals Executing Voting Agreements
Schedule 3.1        Medscape Disclosure Schedule
Schedule 3.1.2      Medscape Capitalization
Schedule 3.1.4      Medscape Subsidiaries and Joint Ventures
Schedule 3.1.11     Medscape Litigation
Schedule 3.1.12.1   Medscape Employees Who Are Not US Citizens
Schedule 3.1.12.2   Medscape Employee Benefits
Schedule 3.1.12.3   Medscape Employment Agreements
Schedule 3.1.18     Medscape Taxes
Schedule 3.1.19     Medscape Related Party Interests
Schedule 3.1.20     Medscape Powers of Attorney or Restrictions
Schedule 3.1.25     No Other Agreements to Sell Medscape or its Assets
Schedule 3.2        MedicaLogic Disclosure Schedule
Schedule 3.2.2      MedicaLogic Capitalization
Schedule 3.2.10     Absence of Certain Changes or Events
Schedule 3.2.11     MedicaLogic Litigation
Schedule 3.2.12.1   MedicaLogic Employees Who Are Not US Citizens
Schedule 3.2.12.2   MedicaLogic Employee Benefits
Schedule 3.2.12.3   MedicaLogic Employment Agreements
Schedule 3.2.16     MedicaLogic Taxes
Schedule 3.2.17     MedicaLogic Related Party Interests
Schedule 3.2.21     No Other Agreements to Sell MedicaLogic or its Assets
Schedule 4.2.1(g)   Medscape Capital Expenditures

                                 INDEX OF TERMS

Term                                                    Location of Definition

Acquisition Transaction                                     Section 4.2.2
Agreement                                                   Preamble
CBS Agreement                                               Section 1.9
Closing                                                     Section 1.6
Closing Date                                                Section 1.6
Code                                                        Section 1.3.3
Condition Completion Date                                   Section 1.6
Confidentiality Agreement                                   Section 4.1.6
Conversion Ratio                                            Section 1.3.1
DGCL                                                        Section 1.2
ERISA                                                       Section 3.1.12.2
ERISA Plans                                                 Section 3.1.12.2
Effective Time                                              Section 1.1
Exchange Act                                                Section 3.1.5
GAAP                                                        Section 3.1.5
Governmental Entity                                         Section 3.1.7
HSR Filing                                                  Section 4.1.7
Information                                                 Section 4.1.6
Intellectual Property                                       Section 3.1.13
Joint Proxy Statement                                       Section 3.1.6
Lien                                                        Section 3.1.13
Material Adverse Change                                     Section 3.1
Material Adverse Effect                                     Section 3.1
MedicaLogic                                                 Preamble
MedicaLogic Articles of Incorporation                       Section 3.2.1
MedicaLogic Bylaws                                          Section 3.2.1
MedicaLogic Common Stock                                    Section 1.1
MedicaLogic Contracts                                       Section 3.2.14
MedicaLogic Disclosure Schedule                             Section 3.2
MedicaLogic ERISA Plans                                     Section 3.2.12.2
MedicaLogic Financial Statements                            Section 3.2.5
MedicaLogic Representative                                  Section 4.3.8
MedicaLogic Returns                                         Section 3.2.16.1
MedicaLogic SEC Document                                    Section 3.2.5
MedicaLogic Special Meeting                                 Section 4.1.2.1

                                 INDEX OF TERMS

Term                                                    Location of Definition



Medscape                                                    Preamble
Medscape Bylaws                                             Section 3.1.1
Medscape Certificate of Incorporation                       Section 3.1.1
Medscape Common Stock                                       Section 1.1
Medscape Contracts                                          Section 3.1.15
Medscape Disclosure Schedule                                Section 3.1
Medscape Financial Statements                               Section 3.1.5
Medscape Option Plan                                        Section 3.1.2
Medscape SEC Document                                       Section 3.1.5
Medscape Special Meeting                                    Section 4.1.2.2
Merger                                                      Section 1.1
Merger Corp.                                                Preamble
Options                                                     Section 1.3.3
Permits                                                     Section 3.1.17
Registration Statement                                      Section 3.1.6
Representative                                              Section 4.2.2
Returns                                                     Section 3.1.18.1
SEC                                                         Section 3.1.5
Securities Act                                              Section 1.3.3
Subsidiary                                                  Section 7.9
Surviving Corporation                                       Section 1.2
Taxes                                                       Section 3.1.18.3
Total eMed Agreement                                        Section 3.2.25
Total eMed Merger                                           Section 1.9
Transfer Agent                                              Section 1.4.1
Voting Agreement                                            Section 2.1
Warrants                                                    Section 3.1.2

                                    Agreement

                                       of

                            Reorganization and Merger


         THIS AGREEMENT OF REORGANIZATION AND MERGER (this "Agreement") is entered into as of February 21, 2000 among MedicaLogic, Inc., an Oregon corporation ("MedicaLogic"), Medscape, Inc., a Delaware corporation ("Medscape"), and Moneypenny Merger Corp., a Delaware corporation ("Merger Corp.").

                                    AGREEMENT

         In consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. Pursuant to the laws of the State of Delaware, and subject to and in accordance with the terms and conditions of this Agreement, Merger Corp. shall be merged with and into Medscape, and the outstanding shares of common stock of Medscape (the "Medscape Common Stock") shall be converted into the right to receive shares of common stock of MedicaLogic (the "MedicaLogic Common Stock") in accordance with Section 1.3 of this Agreement. Medscape and Merger Corp. shall execute a Certificate of Merger, to be filed with the Secretary of State of Delaware, on the Closing Date, as defined in
Section 1.6, or as soon thereafter as practicable. The merger of Merger Corp. with and into Medscape (the "Merger") shall take effect at the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such other time as the parties may agree upon in writing pursuant to applicable law (the "Effective Time").

         1.2 Effect of Merger. At the Effective Time, Merger Corp. shall be merged with and into Medscape in the manner and with the effect provided by the Delaware General Corporation Law (the "DGCL"), the separate corporate existence of Merger Corp. shall cease and Medscape shall be the surviving corporation (the "Surviving Corporation"). The outstanding shares of Medscape Common Stock shall be converted into shares of MedicaLogic Common Stock, and the outstanding shares of capital stock of Merger Corp. shall be converted into shares of capital stock of the Surviving Corporation, all on the basis, terms and conditions described in Section 1.3.

         1.3 Merger Consideration.
             ---------------------

                  1.3.1 Medscape Stock. Each share of Medscape Common Stock outstanding immediately before the Effective Time will cease to exist and will be converted into the right to receive .323 of a share of MedicaLogic Common Stock (the "Conversion Ratio").

                  1.3.2 Merger Corp. Stock. Each share of common stock of Merger Corp. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into and become one share of common stock of the Surviving Corporation. After the Effective Time, MedicaLogic, the sole holder of shares of Merger Corp. common stock outstanding immediately prior to the Effective Time, shall, upon surrender for cancellation of a certificate representing such shares to the Surviving Corporation, be entitled to receive in exchange therefor a certificate representing the number of shares of common stock of the Surviving Corporation into which such shares of Merger Corp. common stock have been converted pursuant to this Section 1.3.2. Until so surrendered, the certificates which prior to the Merger represented shares of Merger Corp. common stock shall be deemed, for all corporate purposes, including voting entitlement, to evidence ownership of the shares of the Surviving Corporation common stock into which such shares of Merger Corp. common stock shall have been converted.

                  1.3.3 Options and Warrants. Except as otherwise provided in this Section 1.3.3, the terms and provisions of the stock options held by those Medscape option holders under the Medscape Option Plans (the "Options") and the terms and conditions of the Warrants (as defined in Section 3.1.2) will continue in full force and effect following the Merger. By virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, each Option and Warrant will be converted into an option or warrant, as applicable, to purchase the number of shares of MedicaLogic Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Medscape Common Stock subject to such Option or Warrant immediately before the Effective Time multiplied by (y) the Conversion Ratio. The exercise price per share for each Option or Warrant after the Effective Time will be determined by dividing the per share exercise price for such Option or Warrant immediately before the Effective Time by the Conversion Ratio. The term, exercisability, status as an incentive stock option under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other terms and conditions of each Option will to the extent permitted by law and otherwise reasonably practicable be unchanged; provided, however, that it is understood and agreed that the vesting of certain options as described in
Schedule 1.3.3 will be accelerated by the transactions contemplated herein and that Medscape shall amend its outstanding Options which do not so accelerate to provide that vesting will accelerate (either in part or in whole as may be finally determined by Medscape's Board with the consent of MedicaLogic, which shall not be unreasonably withheld or delayed) on the date that is one year after the Closing Date for any option holder who is employed by MedicaLogic,

Medscape or any of their respective subsidiaries at such time. As promptly as practicable after the Effective Time, MedicaLogic shall issue to each holder of an Option a written instrument informing such holder of the assumption by MedicaLogic of such Option. Unless all Options are, as of the Effective Time, issuable pursuant to an effective registration statement on Form S-8 of MedicaLogic, or in the opinion of counsel of MedicaLogic freely tradable pursuant to Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after the Effective Time, MedicaLogic shall file a registration statement on Form S-8 (or any successor form) with respect to the Options and shall use its reasonable efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus, for so long as the Options remain outstanding. MedicaLogic shall use its reasonable efforts to cause the MedicaLogic Common Stock subject to the Options and Warrants to be quoted on the Nasdaq National Market or such other system or exchange on which the MedicaLogic Common Stock is then quoted or listed. MedicaLogic shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MedicaLogic Common Stock for delivery upon exercise of the Options and Warrants pursuant to this Section 1.3.3.

                  1.3.4 Stock Splits, Etc. If, between the date of this Agreement and the Effective Time, the outstanding shares of either Medscape Common Stock or MedicaLogic Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction, the Conversion Ratio shall be adjusted proportionately.

         1.4 Surrender and Cancellation of Certificates.
             ------------------------------------------

                  1.4.1 Surrender of Certificates. Promptly after the Effective Time, MedicaLogic will cause its transfer agent (the "Transfer Agent") to send a letter to each holder of shares of Medscape Common Stock that have been converted into MedicaLogic Common Stock advising such holder that upon surrender to the Transfer Agent of a certificate or certificates representing such shares, along with a letter of transmittal in the form enclosed therein, the holder shall be entitled to receive a certificate representing the number of shares of MedicaLogic Common Stock into which such shares of Medscape Common Stock shall have been converted pursuant to the provisions of Section 1.3. If any certificate for shares of MedicaLogic Common Stock is to be issued in a name other than that in which the certificate for Medscape Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange pay to MedicaLogic or its agent designated for such purpose any transfer or other taxes required, or establish to the satisfaction of MedicaLogic or its agent that such tax has been paid or is not payable. If any holder of Medscape Common Stock canceled and retired in accordance with this Agreement is unable to deliver a certificate or certificates representing such shares of the holder, MedicaLogic, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such holder the number of shares of MedicaLogic Common Stock to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence reasonably satisfactory to MedicaLogic (a) that such person is the owner of the shares theretofore represented by each certificate claimed by him, her or it to be lost, wrongfully taken or destroyed and (b) that he, she or it is the person who would be entitled to present each such certificate for conversion pursuant to this Agreement; and (ii) such security or indemnity as may be reasonably requested by MedicaLogic to indemnify and hold MedicaLogic and the Transfer Agent harmless.

                  1.4.2 No Fractional Shares. No certificates or scrip evidencing fractional shares of MedicaLogic Common Stock shall be issued in the Merger. In lieu of a fractional share, MedicaLogic will pay any holder of shares of Medscape Common Stock who would otherwise have been entitled to a fraction of a share of MedicaLogic Common Stock upon surrender of the certificates therefor an amount of cash (without interest) determined by multiplying (a) the closing price per share of MedicaLogic Common Stock on the last trading day immediately preceding the Effective Time by (b) the fractional share interest in MedicaLogic Common Stock to which such holder would otherwise be entitled. The provisions of this Section 1.4.2 will apply to the aggregate number of shares of Medscape Common Stock held by each holder thereof and each such holder will be required to simultaneously surrender all certificates relating to shares of Medscape Common Stock held by such holder in accordance with the provisions of Section
1.4 in order to surrender any such certificate.

                  1.4.3 Escheat. Neither MedicaLogic nor Merger Corp. shall be liable to any holder of shares of Medscape Common Stock for any such shares of MedicaLogic Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  1.4.4 Option and Warrant Agreements. After the Effective Time, each holder of an Option or Warrant outstanding immediately before the Effective Time will be deemed to hold an option or warrant exercisable for MedicaLogic Common Stock in accordance with the provisions of Section 1.3.3.

                  1.4.5 Treasury Shares. At the Effective Time, each share of Medscape Common Stock or other Medscape capital stock held in the treasury of Medscape immediately before the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

         1.5 Stock Transfer Books. At the Effective Time, the stock transfer books of Medscape will be closed and there will be no further registration of transfers of Medscape capital stock or other securities thereafter on the records of Medscape.

         1.6 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Portland, Oregon at 5:00 p.m. local time on the third business day following the Condition Completion Date (as hereinafter defined), or on such other date and/or at such other place and time as Medscape, MedicaLogic and Merger Corp. may agree (the "Closing Date"). The "Condition Completion Date" shall be the business day on which the last of the conditions set forth in Article V hereof shall have been fulfilled or waived (other than those conditions which, by their terms, are to occur at Closing).

         1.7 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to, or under any of the rights, properties or assets of Medscape or Merger Corp. acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of Medscape or Merger Corp., or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Medscape or Merger Corp., or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         1.8 Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation.
             -------------------------------------------------------------------

                  (a) At the Effective Time, Merger Corp.'s Certificate of Incorporation, a copy of which is attached to this Agreement as Exhibit A-1, shall be the certificate of incorporation of the Surviving Corporation at and after the Effective Time (until amended as provided by law and by that certificate of incorporation).

                  (b) At the Effective Time, Merger Corp.'s bylaws, a copy of which is attached to this Agreement as Exhibit A-2, shall be the bylaws of the Surviving Corporation at and after the Effective Time (until amended as provided by law, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation, as applicable).

                  (c) The persons listed on Exhibit A-3 shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

                  (d) The officers of Medscape immediately prior to the Effective Date shall be the officers of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

         1.9 Shareholder Rights. Upon the Effective Date, any registration rights existing as of the date of this Agreement with respect to the Medscape Common Stock shall be converted into the same rights with respect to the MedicaLogic Common Stock received in exchange therefor pursuant to the Merger. Although the parties acknowledge that the Merger does not constitute an assignment of that certain Stockholders Agreement dated as of August 3, 1999 by and between Medscape and CBS Corporation (the "CBS Agreement"), MedicaLogic agrees to provide CBS Corporation (i) the right to designate one director to the Board of Directors of MedicaLogic so long as CBS Corporation beneficially owns 5% or more of the MedicaLogic Common Stock outstanding (without giving effect to any reduction in such percentage due to events other than the sale of shares by CBS Corporation) after the consummation of the Merger and the merger (the "Total eMed Merger") contemplated by the Total eMed Agreement (as defined in Section 3.2.25) and (ii) rights providing the economic equivalent of the rights of CBS Corporation under the CBS Agreement (other than director nomination rights). Each of MedicaLogic and Medscape covenants and agrees to execute such documents and take such further actions as may be necessary or desirable to effectuate the provisions of this Section 1.9.


                                   ARTICLE II

                               FURTHER AGREEMENTS

         2.1 Voting Agreements. Each of the shareholders of MedicaLogic and Medscape listed on Schedule 2.1 will execute and deliver, concurrently with the execution of this Agreement, a Voting Agreement in the form attached as Exhibit B (the "Voting Agreement"). Each Voting Agreement provides, among other things, that the signing holder will vote all of the shares of MedicaLogic Common Stock or Medscape Common Stock, as the case may be, that such holder is entitled to vote in favor of the Merger.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Medscape. For purposes of this Agreement, "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions would reasonably be expected to affect materially and adversely the business, results of operations, financial condition, or prospects of a party, in each case including its subsidiaries together with it taken as a whole. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change: (i) any change in the trading prices of either of MedicaLogic's or Medscape's equity securities between the date hereof and the Effective Time, in and of itself;
(ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either MedicaLogic or Medscape operates or arising from changes in general business or economic conditions; (iii) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as MedicaLogic and Medscape; and (iv) any effect resulting from compliance by MedicaLogic or Medscape with the terms of this Agreement. Medscape hereby represents and warrant to MedicaLogic and Merger Corp. that, except as specifically set forth in Schedule 3.1 (the "Medscape Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                  3.1.1 Organization and Status. Medscape and each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction where its properties (whether owned, leased or operated) or its business conducted require such qualification, except where failure to be so qualified would not have a Material Adverse Effect on Medscape. Medscape and each of its subsidiaries has all requisite corporate or limited liability company power and authority to own, operate and lease its property and to carry on its businesses as they are now being conducted. Medscape has delivered to MedicaLogic complete and accurate copies of its Certificate of Incorporation ("Medscape Certificate of Incorporation") and Bylaws ("Medscape Bylaws"), and the charter or formation documents of each of Medscape's subsidiaries, each as amended to the date hereof.

                  3.1.2 Capitalization. Medscape has authorized capital stock consisting of 100,000,000 shares of Medscape Common Stock, $0.01 par value, of which 44, 797,321 shares were outstanding on February 21, 2000, and 5,000,000 shares of preferred stock, $0.01 par value, of which no shares were outstanding on February 21, 2000. As of February 21, 2000, options to purchase 5,839,457 shares of Medscape Common Stock were outstanding pursuant to grants made under Medscape's 1996 Stock Option Plan, (the "Medscape Option Plan") and four warrants to purchase up to 2,819,204 shares of Medscape Common Stock were outstanding (the "Warrants"), copies of which Warrants have been made available to MedicaLogic. All of the outstanding shares of capital stock of Medscape have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options or warrants were granted, in violation of preemptive or similar rights of any shareholder or in violation of any applicable securities laws. Except as set forth above, or on Schedule 3.1.2, there are no shares of capital stock of Medscape authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Medscape of any character relating to the issued or unissued capital stock or other securities of Medscape. There are no outstanding obligations of Medscape or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the outstanding shares of capital stock of Medscape or any of its subsidiaries.

                  3.1.3 Corporate Authority. Medscape has the corporate power and authority and, except for the approval of its stockholders, has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of Medscape, validly executed and delivered by Medscape and, as of the Closing Date, will have been duly and validly approved by the stockholders of Medscape. This Agreement constitutes the valid and binding obligation of Medscape, enforceable against Medscape in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  3.1.4 Subsidiaries and Joint Ventures. Except as disclosed on
Schedule 3.1.4 Medscape has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity. Except as disclosed on Schedule 3.1.4 Medscape owns all of the issued and outstanding capital stock and other ownership interests of each of its subsidiaries, free and clear of all encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, commitments or obligations of any character relating to the securities of any such subsidiary.

                  3.1.5 SEC Reports and Financial Statements. Medscape has filed with the Securities and Exchange Commission (the "SEC"), and has made available to MedicaLogic true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since September 26, 1999 under the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "Medscape SEC Document"). Each Medscape SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in the Medscape SEC Documents (the "Medscape Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) in all material respects the consolidated financial position of Medscape and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  3.1.6 Information Supplied. None of the information supplied or to be supplied by Medscape specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by MedicaLogic in connection with the registration of the MedicaLogic Common Stock to be issued in the Merger, or any of the amendments or supplements thereto (collectively, the "Registration Statement"), will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the proxy statement for use relating to obtaining approval of the shareholders of MedicaLogic and Medscape of the Merger (the "Joint Proxy Statement") will, at the time the Joint Proxy Statement is first mailed to Medscape's stockholders or MedicaLogic's shareholders or at the time of the MedicaLogic Special Meeting and Medscape Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Medscape with respect to statements made or incorporated by reference therein based on (i) information supplied by MedicaLogic in writing specifically for inclusion or incorporation by reference therein or (ii) information relating to MedicaLogic which is reviewed by MedicaLogic without objection and with the knowledge it will be used in the Joint Proxy Statement.

                  3.1.7 Governmental Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I, (b) the Joint Proxy Statement described in Section 3.1.6 and (c) the HSR Filing to be made by Medscape and described in Section 4.1.7, no notices, reports or other filings are required to be made by Medscape or any of its subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Medscape or any of its subsidiaries from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entity") in connection with the execution and delivery of this Agreement by Medscape and the consummation by Medscape of the transactions contemplated hereby.

                  3.1.8 No Adverse Consequences. Except as set forth on Schedule 3.1.8, neither the execution and delivery of this Agreement by Medscape nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets or properties of Medscape or any of its subsidiaries, (b) violate any provision of the Certificate of Incorporation or Bylaws of Medscape or the comparable organizational documents of any of its subsidiaries, (c) to the knowledge of Medscape, violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental

Entity applicable to Medscape or any of its subsidiaries, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which Medscape or any of its subsidiaries is a party or by which any of them is bound.

                  3.1.9 Undisclosed Liabilities. Except for liabilities or obligations which were incurred after the most recent audited balance sheet included in a Medscape SEC Document in the ordinary course of business and of a type and in an amount consistent with past practices, neither Medscape nor any of its subsidiaries has any material liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) which is not accrued, reserved against, or identified in the most recent Medscape Financial Statements.

                  3.1.10 Absence of Certain Changes or Events. Since the date of the most recent audited balance sheet included in a Medscape SEC Document, there has not been any Material Adverse Change in the business, results of operations, financial condition, properties, assets or prospects of Medscape.

                  3.1.11 Litigation. Except as listed on Schedule 3.1.11, no litigation, proceeding or governmental investigation is pending or, to Medscape's knowledge, threatened against or relating to Medscape or any of its subsidiaries, their respective officers or directors in their capacities as such, or any of their respective properties or businesses.

                  3.1.12 Employment Matters.
                         ------------------

                           3.1.12.1 Labor Matters. Neither Medscape nor any of
its subsidiaries is a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of employees. Medscape and each of its subsidiaries is and has been in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours with respect to Medscape's employees and is not and has not been engaged in any unfair labor practice. There is no (a) unfair labor practice complaint against Medscape or any of its subsidiaries pending before the National Labor Relations Board or any other Governmental Entity, (b) labor strike, slowdown or work stoppage actually occurring or, to the knowledge of Medscape, threatened against Medscape or any of its subsidiaries, (c) representation petition respecting the employees of Medscape or any of its subsidiaries pending before the National Labor Relations Board or similar agency, or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to Medscape or any of its subsidiaries. Neither Medscape nor any of its subsidiaries has experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

Medscape is not aware of any labor strike, slowdown, or work stoppage occurring or, to the knowledge of Medscape, threatened against any of the principal suppliers of Medscape or any of their subsidiaries that might reasonably be expected to have a Material Adverse Effect on Medscape. Except as set forth in
Schedule 3.1.12.1, all of the employees of Medscape and its subsidiaries working in the United States are citizens or permanent residents of the United States. No employee of Medscape or any of its subsidiaries is the beneficiary under an employer-sponsored non-immigrant visa and no approvals, permits or consents of any governmental entity are required in order for Medscape or its subsidiaries to employ any current employee as a result of or in connection with such employee's immigration status in the United States. Medscape and its subsidiaries have fully completed and retained a Form I-9 for each of their employees in accordance with applicable law, and neither Medscape nor any of its subsidiaries is subject to examination in connection with such forms or to any fines or other penalties under laws relating to employees who are not authorized to work in the United States.

                           3.1.12.2 Employee Benefits. Schedule 3.1.12.2 lists
all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees or insurance companies relating to any such employee benefit plans or arrangements) established or maintained by Medscape or any of its subsidiaries, and complete and accurate copies of all those plans or arrangements have been made available to MedicaLogic. The employee pension benefit plans (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established and maintained by Medscape or any of its subsidiaries that are subject to ERISA (the "ERISA Plans") are listed separately as ERISA Plans on Schedule 3.1.12.2. The ERISA Plans comply in all material respects with the applicable requirements of ERISA and the Code. With respect to each ERISA Plan intended to constitute a tax-qualified plan under Section 401(a) of the Code, Medscape has received, or has requested or will timely request, from the Internal Revenue Service a favorable determination that such plan and its related trust is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code. To the knowledge of Medscape, there has been no event subsequent to that determination that is reasonably likely to result in the revocation of the tax-qualified status of the ERISA Plans or the exemption of the related trusts. To the knowledge of Medscape, none of the ERISA Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code that is reasonably expected to have a Material
Adverse Effect. Each ERISA Plan is and has been operated and administered in material conformity with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Medscape and its subsidiaries have no liability for, or commitment to provide, medical benefits to future or current retirees of Medscape or any of its subsidiaries.

                           3.1.12.3 Employment Agreements. Except as set forth
on Schedule 3.1.12.3, each employee of Medscape or any of its subsidiaries is an "at-will" employee and there are no written employment agreements of any kind between Medscape or any of its subsidiaries and any employees.

                  3.1.13 Intellectual Property. Medscape or one of its subsidiaries owns, or has a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (the "Intellectual Property") necessary to or used in the conduct of the business of Medscape and its subsidiaries as now conducted and as proposed to be conducted. All Intellectual Property owned by Medscape or any of its subsidiaries is owned by them free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature whatsoever (each, a "Lien"). To the knowledge of Medscape, the conduct of the business of Medscape and its subsidiaries does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or, threatened against Medscape or any of its subsidiaries which, in any event, would reasonably be expected to have a Material Adverse Effect. Medscape has made all necessary filings and recordations and has paid all required fees and Taxes (as defined in Section 3.1.18) to maintain ownership of the Intellectual Property.

                  3.1.14 [Reserved].

                  3.1.15 Status of Contracts. There is no existing default or violation by Medscape or its subsidiaries under any contracts, agreements, commitments or instruments to which Medscape or any of its subsidiaries is a party or by which it or any of them is bound (collectively, the "Medscape Contracts") and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default of Medscape or its subsidiaries under any Medscape Contract, except for such defaults or violations as would not in the aggregate have a Material Adverse Effect on Medscape. There is no pending or, to the knowledge of Medscape, threatened, proceeding which would interfere with the quiet enjoyment of any leasehold of which Medscape or any of its subsidiaries is lessee or sublessee. Medscape is not aware of any default by any other party to any Medscape Contract or of any event which (whether with or without notice, lapse of time or both) would constitute a material default by any other party with respect to obligations of that party under any Medscape Contract, and, to the knowledge of Medscape, there are no facts that exist indicating that any of the Medscape Contracts may be totally or partially terminated or suspended by the other parties. Neither Medscape nor any of its subsidiaries is a party to, or bound by, any Medscape Contract that Medscape can reasonably foresee will result in any material loss to Medscape or such subsidiary upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential).

                  3.1.16 [Reserved].

                  3.1.17 Permits and Licenses. Each of Medscape and its subsidiaries holds, and at all times has held, all material governmental licenses, permits, franchises, easements and authorizations (collectively, "Permits") necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Entities having jurisdiction over it or any part of its operations. Each of Medscape and its subsidiaries is in compliance in all material respects with each of the terms of the applicable Permits, and there are no claims of violation by Medscape or any of its subsidiaries of any of such Permits. Complete and accurate copies of all Permits held by Medscape and its subsidiaries have been made available to MedicaLogic. All Governmental Entities that have issued any Permits to or with respect to Medscape, its business, or subsidiaries have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights or obligations of Medscape or its subsidiaries under any of such Permits.

                  3.1.18 Taxes.
                         -----

                           3.1.18.1 Returns. Medscape and each of its
subsidiaries has filed on a timely basis all federal, state, local, foreign and other returns, reports, forms, declarations and information returns required to be filed by it with respect to Taxes (as defined below) which relate to its business, results of operations, financial condition, properties or assets for all periods (collectively, the "Returns") and has paid on a timely basis all Taxes shown to be due and payable on the Returns. All Returns filed are complete and accurate in all material respects and no additional Taxes are owed by Medscape or any of its subsidiaries with respect to the periods covered by the Returns or for any other period. Medscape has made available to MedicaLogic complete and accurate copies of all Returns. Neither Medscape nor any of its subsidiaries has been a member of an affiliated group filing consolidated returns or has any liability for Taxes of any person (other than itself), whether arising under federal, state, local or foreign law, as a transferee or successor, by contract, pursuant to Treas. Reg. ss. 1.1502-6 or otherwise. Except as set forth on Schedule 3.1.18, neither Medscape nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Return. Except as set forth on Schedule 3.1.18, no Returns have been examined by the applicable taxing authorities for any period and, except as set forth on Schedule 3.1.18, Medscape has not received any notice of audit or review with respect to any Return or any fiscal year, has no knowledge of any planned audit or review, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes for any period. No claim has ever been made by an authority in a jurisdiction where Medscape and its subsidiaries do not file Returns that they are or may be subject to taxation by that jurisdiction. All Taxes that are or have been required to be withheld or collected by Medscape, its predecessors or its subsidiaries have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws. Neither Medscape nor any of its predecessors or subsidiaries has made any payment, or is obligated to make any payment, or is a party to an agreement that in certain circumstances could obligate it to make a payment, that is not deductible under
Section 280G of the

Code. Except as set forth in Schedule 3.1.18, neither Medscape nor any of its subsidiaries is an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds. Neither Medscape nor any of its subsidiaries is now or during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever been a United States real property holding corporation as defined in Section 897(c)(2) of the Code. Neither Medscape nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code nor has it agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by it.

                           3.1.18.2 Taxes Paid or Reserved. The unpaid Taxes of
Medscape and its subsidiaries (a) did not as of the date of the most recent audited balance sheet included in a Medscape SEC Document exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than in any notes thereto) and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Medscape and its subsidiaries in filing their Returns.

                           3.1.18.3 Definitions. The term "Taxes" shall mean all
federal, state, local or foreign taxes, charges, fees, levies or other assessments, however documented, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, transfer, workers' compensation, Pension Benefit Guaranty Corporation premiums, or other taxes, fees, assessments or charges of any kind whatsoever that Medscape or any of its subsidiaries is required to pay or collect, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax imposed by a taxing authority.

                  3.1.19 Related Party Interests. Except as listed in Schedule 3.1.19, no officer or director of Medscape or any of its subsidiaries (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Medscape or any of its subsidiaries, (b) is indebted to Medscape or any of its subsidiaries, or (c) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with Medscape or any of its subsidiaries. True and complete copies of all agreements listed on Schedule 3.1.19 have been provided to MedicaLogic. Neither Medscape nor any of its subsidiaries is indebted to any of its shareholders, directors or officers (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Medscape or any of its subsidiaries to any of their respective shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

                  3.1.20 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by Medscape or any of its subsidiaries is presently in effect or outstanding. No contract or agreement to which Medscape or any of its subsidiaries is a party or is bound or to which any of its properties or assets is subject limits its freedom to compete in any line of business or with any person. To the knowledge of Medscape, none of the employees of Medscape or its subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Medscape and its subsidiaries or that would conflict with the business of Medscape or any of its subsidiaries as now conducted or proposed to be conducted.

                  3.1.21 [Reserved].

                  3.1.22 Consents and Approvals. Except as set forth in Section 3.1.7, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required to be obtained by Medscape or any of its subsidiaries for the consummation of the transactions described in this Agreement.

                  3.1.23 Brokers and Finders. Except for fees owing to Lazard Freres & Co. LLC and to Donaldson, Lufkin & Jenrette, neither Medscape nor any of its subsidiaries has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                  3.1.24 Opinion of Medscape Financial Advisor. Medscape has received from Lazard Freres & Co. LLC an opinion that the Conversion Ratio is fair, from a financial point of view, to the holders of Medscape Common Stock. A copy of such opinion is attached as Exhibit C.

                  3.1.25 No Other Agreements to Sell Medscape or its Assets. Except as set forth in Schedule 3.1.25, neither Medscape nor any of its subsidiaries has any legal obligation, absolute or contingent, to any other person to sell any material portion of its assets, to sell its capital stock or other ownership interests, or to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto. As of the date hereof, Medscape is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Transaction, as defined in Section 4.2.2.

                  3.1.26 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Medscape Common Stock is the only votes of the holders of any class or series of Medscape capital stock necessary to approve the transactions contemplated by this Agreement.

                  3.1.27 Certain Representations and Warranties Regarding Code
                         Section 368(a)(2)(E).
                         -----------------------------------------------------

                           3.1.27.1 Immediately following the Merger, Surviving
Corporation will hold at least 90% percent of the fair market value of Medscape's net assets and at least 70% of the fair market value of Medscape's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Medscape to its shareholders who receive cash or other property, Medscape assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Medscape prior to and in connection with the Merger, will be included as assets of Medscape held immediately prior to the Merger.

                           3.1.27.2 There is no intercorporate indebtedness
existing between MedicaLogic and Medscape or between Merger Corp. and Medscape that was issued, acquired, or will be settled at a discount.

                           3.1.27.3 Medscape has no plan or intention to issue
additional shares of its stock that would result in MedicaLogic losing control of Medscape within the meaning of Section 368(c) of the Code. At the time of the Merger, Medscape will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Medscape that, if exercised or converted, would affect MedicaLogic's acquisition or retention or control of Surviving Corporation, as defined in Section 368(c) of the Code. As defined in Section 368(c) of the Code, "control" means the direct ownership of stock possessing at least 80% of the total combined voting power for the election of directors of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock.

                           3.1.27.4 Medscape is not an investment company as
defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           3.1.27.5 On the date of the Merger, the fair market
value of the assets of Medscape will exceed the sum of its liabilities plus the amount of liabilities, if any, to which its assets are subject.

                           3.1.27.6 Medscape is not under the jurisdiction of a
court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                           3.1.27.7 None of the compensation received by any
shareholder-employee of Medscape will be separate consideration for, or allocable to, any of his or her shares of Medscape stock; none of the shares of MedicaLogic stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                           3.1.27.8 Except as set forth in Schedule 3.1.27.8,
during the past five years, neither Medscape nor any person related to Medscape (as defined in Treas. Reg. ss. 1.368-1(e)(3) has directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Medscape with consideration other than common stock of MedicaLogic or Medscape, or (ii) redeemed or made distributions with respect to Medscape stock.

                           3.1.27.9 Medscape has not paid dividends financed,
directly or indirectly, with borrowed funds.

                           3.1.27.10 No Medscape shareholder has guaranteed any
debt of Medscape.

                           3.1.27.11 Except as otherwise provided in this
Agreement, Medscape will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses of MedicaLogic or Merger Corp.

                           3.1.27.12 In the Merger, shares of Medscape stock
representing control of Medscape, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of MedicaLogic.

         3.2 Representations and Warranties of MedicaLogic. MedicaLogic hereby represents and warrants to Medscape that, except as specifically set forth in
Schedule 3.2 (the "MedicaLogic Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                  3.2.1 Organization and Status. MedicaLogic is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a Material Adverse Effect on MedicaLogic. MedicaLogic and each of its subsidiaries has all requisite corporate power and authority to own, operate and lease its property and to carry on its businesses as they are now being conducted. MedicaLogic has delivered to Medscape complete and accurate copies of its Articles of Incorporation ("MedicaLogic Articles of Incorporation") and Bylaws ("MedicaLogic Bylaws").

                  3.2.2 Capitalization. MedicaLogic has authorized capital stock consisting of 100,000,000 shares of MedicaLogic Common Stock, no par value, of which 32,417,478 shares were outstanding on February 21, 2000, and 50,000,000 shares of Preferred Stock, of which no shares were outstanding on February 21, 2000. As of February 21, 2000, options to purchase 3,164,792 shares of MedicaLogic Common Stock were outstanding pursuant to grants made under MedicaLogic's 1996 Stock Incentive Plan and MedicaLogic's 1993 Stock Incentive Plan. All of the outstanding shares of capital stock of MedicaLogic have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options were granted, in violation of preemptive or similar rights of any shareholder or in violation of any applicable securities laws. Except as set forth above, or on Schedule 3.2.2, there are no shares of capital stock of MedicaLogic authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of MedicaLogic of any character relating to the issued or unissued capital stock or other securities of MedicaLogic. There are no outstanding obligations of MedicaLogic to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

                  3.2.3 Corporate Authority. MedicaLogic has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and, upon receipt of the shareholder approval contemplated in Section 4.1.2, to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of MedicaLogic and duly and validly executed and delivered by MedicaLogic and as of the Closing Date will be validly authorized by MedicaLogic shareholders. This Agreement constitutes the valid and binding obligation of MedicaLogic, enforceable against MedicaLogic in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  3.2.4 Subsidiaries and Joint Ventures. As of the date of this Agreement, there are no subsidiaries or joint ventures of MedicaLogic that are material to MedicaLogic.

                  3.2.5 SEC Reports and Financial Statements. MedicaLogic has filed with the SEC, and has made available to Medscape true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since December 8, 1999 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "MedicaLogic SEC Document"). Each MedicaLogic SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in the MedicaLogic SEC Documents (the "MedicaLogic Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of MedicaLogic and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  3.2.6 Information Supplied. None of the information supplied or to be supplied by MedicaLogic specifically for inclusion or incorporation by reference in the Joint Proxy Statement for use relating to obtaining approval of the shareholders of MedicaLogic and Medscape of the Merger will, at the time the Joint Proxy Statement is first mailed to Medscape's stockholders or MedicaLogic's shareholders or at the time of the MedicaLogic Special Meeting and Medscape Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by MedicaLogic with respect to statements made or incorporated by reference therein based on (i) information supplied by Medscape in writing specifically for inclusion or incorporation by reference therein or (ii) information relating to Medscape which is reviewed by Medscape without objection and with knowledge that it will be used in the Joint Proxy Statement.

                  3.2.7 Governmental Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I, (b) the HSR Filing to be made by MedicaLogic and Medscape described in Section 4.1.7 and (c) the Registration Statement and Joint Proxy Statement described in Section 4.1.1, no notices, reports or other filings are required to be made by MedicaLogic with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by MedicaLogic from, any Governmental Entity in connection with the execution and delivery of this Agreement by MedicaLogic and the consummation by MedicaLogic of the transactions contemplated hereby.

                  3.2.8 No Adverse Consequences. Neither the execution and delivery of this Agreement by MedicaLogic nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any Lien on any of the assets or properties of MedicaLogic or any of its subsidiaries, (b) violate any provision of the Articles of Incorporation or Bylaws of MedicaLogic or any of its subsidiaries, (c) to the knowledge of MedicaLogic, violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to MedicaLogic or any of its subsidiaries, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which either MedicaLogic or any of its subsidiaries is a party or by which any of them is bound.

                  3.2.9 Undisclosed Liabilities. Except for liabilities or obligations which were incurred after September 30, 1999 in the ordinary course of business and of a type and in an amount consistent with past practices, MedicaLogic has no material liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) which is not accrued, reserved against, or identified in the most recent MedicaLogic Financial Statements.

                  3.2.10 Absence of Certain Changes or Events. Except as set forth on Schedule 3.2.10, since September 30, 1999 there has not been a Material Adverse Change in MedicaLogic.

                  3.2.11 Litigation. Except as listed on Schedule 3.2.11, no litigation, proceeding or governmental investigation is pending or, to MedicaLogic's knowledge, threatened against or relating to MedicaLogic, its officers or directors in their capacities as such, or any of MedicaLogic's properties, businesses or subsidiaries.

                  3.2.12 Employment Matters.
                         ------------------

                  3.2.12.1 Labor Matters. Neither MedicaLogic nor any of its subsidiaries is a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of employees. MedicaLogic and each of its subsidiaries is and has been in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours with respect to MedicaLogic's employees and is not and has not been engaged in any unfair labor practice. There is no (a) unfair labor practice complaint against MedicaLogic or any of its subsidiaries pending before the National Labor Relations Board or any other Governmental Entity, (b) labor strike, slowdown or work stoppage actually occurring or, to the knowledge of MedicaLogic, threatened against MedicaLogic or any of its subsidiaries, (c) representation petition respecting the employees of MedicaLogic or any of its subsidiaries pending before the National Labor Relations Board or similar agency, or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to MedicaLogic or any of its subsidiaries. Neither MedicaLogic nor any of its subsidiaries has experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years. MedicaLogic is not aware of any labor strike, slowdown, or work stoppage occurring or, to the knowledge of MedicaLogic, threatened against any of the principal suppliers of MedicaLogic or any of their subsidiaries that might be expected to have a Material Adverse Effect on MedicaLogic. Except as set forth in Schedule 3.2.12.1, all of the employees of MedicaLogic and its subsidiaries working in the United States are citizens or permanent residents of the United States. No employee of MedicaLogic or any of its subsidiaries is the beneficiary under an employer-sponsored non-immigrant visa and no approvals, permits or consents of any governmental entity are required in order for MedicaLogic or its subsidiaries to employ any current employee as a result of or in connection with such employee's immigration status in the United States. MedicaLogic and its subsidiaries have fully completed and retained a Form I-9 for each of their employees in accordance with applicable law, and neither MedicaLogic nor any of its subsidiaries is subject to examination in connection with such forms or to any fines or other penalties under laws relating to employees who are not authorized to work in the United States.

                           3.2.12.2 Employee Benefits. Schedule 3.2.12.2 lists
all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees or insurance companies relating to any such employee benefit plans or arrangements) established or maintained by MedicaLogic or any of its subsidiaries, and complete and accurate copies of all those plans or arrangements have been made available to Medscape. The employee pension benefit plans (within the meaning of Section 3(2) of ERISA) established and maintained by MedicaLogic or any of its subsidiaries that are subject to ERISA (the "MedicaLogic ERISA Plans") are listed separately as ERISA Plans on Schedule 3.2.12.2. The MedicaLogic ERISA Plans comply in all material respects with the applicable requirements of ERISA and the Code. With respect to each MedicaLogic ERISA Plan intended to constitute a tax-qualified plan under
Section 401(a) of the Code, MedicaLogic has received, or has requested or will timely request, from the Internal Revenue Service a favorable determination that such plan and its related trust is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code. To the knowledge of MedicaLogic, there has been no event subsequent to that determination that is reasonably likely to result in the revocation of the tax-qualified status of the MedicaLogic ERISA Plans or the exemption of the related trusts. To the knowledge of MedicaLogic, none of the MedicaLogic ERISA Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code that is reasonably expected to have a Material Adverse Effect on MedicaLogic. Each MedicaLogic ERISA Plan is and has been operated and administered in material conformity with the requirements of all applicable laws and regulations, whether or not the MedicaLogic ERISA Plan documents have been amended to reflect such requirements. MedicaLogic and its subsidiaries have no liability for, or commitment to provide, medical benefits to future or current retirees of MedicaLogic or any of its subsidiaries.

                           3.2.12.3 Employment Agreements. Except as set forth
on Schedule 3.2.12.3, each employee of MedicaLogic or any of its subsidiaries is an "at-will" employee and there are no written employment agreements of any kind between MedicaLogic or any of its subsidiaries and any employees.

                  3.2.13 Intellectual Property. MedicaLogic or one of its subsidiaries owns, or has a valid license to use, all Intellectual Property necessary to or used in the conduct of the business of MedicaLogic and its subsidiaries as now conducted and as proposed to be conducted. All Intellectual Property owned by MedicaLogic or any of its subsidiaries is owned by them free and clear of all Liens. To the knowledge of MedicaLogic, the conduct of the business of MedicaLogic and its subsidiaries does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or threatened against MedicaLogic or any of its subsidiaries which, in any event, would reasonably be expected to have a Material Adverse Effect. MedicaLogic has made all necessary filings and recordations and has paid all required fees and Taxes to maintain ownership of the Intellectual Property.

                  3.2.14 Status of Contracts. There is no existing default or violation by MedicaLogic or its subsidiaries under any contracts, agreements, commitments or instruments to which MedicaLogic or any of its subsidiaries is a party or by which it or any of them is bound (collectively, the "MedicaLogic Contracts") and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default of MedicaLogic or its subsidiaries under any MedicaLogic Contract, except for such defaults or violations as would not in the aggregate have a Material Adverse Effect on MedicaLogic. There is no pending, or to the knowledge of MedicaLogic, threatened, proceeding which would interfere with the quiet enjoyment of any leasehold of which MedicaLogic or any of its subsidiaries is lessee or sublessee. MedicaLogic is not aware of any default by any other party to any MedicaLogic Contract or of any event which (whether with or without notice, lapse of time or both) would constitute a material default by any other party with respect to obligations of that party under any MedicaLogic Contract, and, to the knowledge of MedicaLogic, there are no facts that exist indicating that any of the MedicaLogic Contracts may be totally or partially terminated or suspended by the other parties. Neither MedicaLogic nor any of its subsidiaries is a party to, or bound by, any MedicaLogic Contract that MedicaLogic can reasonably foresee will result in any material loss to MedicaLogic or such subsidiary upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential).

                  3.2.15 Permits and Licenses. Each of MedicaLogic and its subsidiaries holds, and at all times has held, all material Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Entities having jurisdiction over it or any part of its operations. Each of MedicaLogic and its subsidiaries is in compliance in all material respects with each of the terms of the applicable Permits, and there are no claims of violation by MedicaLogic or any of its subsidiaries of any of such Permits. Complete and accurate copies of all Permits held by MedicaLogic and its subsidiaries have been made available to Medscape. All Governmental Entities that have issued any Permits to or with respect to MedicaLogic, its business, or subsidiaries have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights or obligations of MedicaLogic or its subsidiaries under any of such Permits.

                  3.2.16 Taxes.
                         -----

                           3.2.16.1 Returns. MedicaLogic has filed on a timely
basis all federal, state, local, foreign and other returns, reports, forms, declarations and information returns required to be filed by it with respect to Taxes which relate to the business, results of operations, financial condition, properties or assets of MedicaLogic for all periods (collectively, the "MedicaLogic Returns") and has paid on a timely basis all Taxes shown to be due and payable on the MedicaLogic Returns. All MedicaLogic Returns filed are complete and accurate in all material respects and no additional Taxes are owed by MedicaLogic or its subsidiaries with respect to the periods covered by the MedicaLogic Returns or for any other period. MedicaLogic has made available to Medscape complete and accurate copies of all MedicaLogic Returns. MedicaLogic has no liability for Taxes of any person (other than itself), whether arising under federal, state, local or foreign law, as a transferee or successor, by contract, pursuant to Treas. Reg. ss. 1.1502-6 or otherwise. Except as set forth on Schedule 3.2.16, MedicaLogic is not currently the beneficiary of any extension of time within which to file any MedicaLogic Return. Except as set forth on Schedule 3.2.16, no MedicaLogic Returns have been examined by the applicable taxing authorities and, except as set forth on Schedule 3.2.16, MedicaLogic has not received any notice of audit or review with respect to any MedicaLogic Return or any fiscal year, has no knowledge of any planned audit or review, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes for any period. No claim has ever been made by an authority in a jurisdiction where MedicaLogic does not file MedicaLogic Returns that they are or may be subject to taxation by that jurisdiction. All Taxes that are or have been required to be withheld or collected by MedicaLogic or its predecessors have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws. Neither MedicaLogic nor any of its predecessors has made any payment, or is obligated to make any payment, or is a party to an agreement that in certain circumstances could obligate it to make a payment, that is not deductible under Section 280G of the Code. Except as set forth in
Schedule 3.2.16, MedicaLogic is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds. MedicaLogic is not now nor during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever been a United States real property holding corporation as defined in Section 897(c)(2) of the Code. MedicaLogic has not filed a consent pursuant to Section 341(f) of the Code nor has MedicaLogic agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by MedicaLogic.

                           3.2.16.2 Taxes Paid or Reserved. The unpaid Taxes of
MedicaLogic (A) did not as of the date of the most recent audited balance sheet included in a MedicaLogic SEC Document exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MedicaLogic in filing its MedicaLogic Returns.

                  3.2.17 Related Party Interests. Except as listed in Schedule 3.2.17, no officer or director of MedicaLogic (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to MedicaLogic's business, (b) is indebted to MedicaLogic or its subsidiaries, or (c) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with MedicaLogic. True and complete copies of all agreements listed on Schedule 3.2.17 have been provided to Medscape. MedicaLogic is not indebted to any of its shareholders, directors or officers (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from MedicaLogic to any of its shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

                  3.2.18 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by MedicaLogic or any of its subsidiaries is presently in effect or outstanding. No contract or agreement to which MedicaLogic or any of its subsidiaries is a party or is bound or to which any of its properties or assets is subject limits the freedom of MedicaLogic to compete in any line of business or with any person. To the knowledge of MedicaLogic, none of the employees of MedicaLogic or its subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of MedicaLogic or any of its subsidiaries or that would conflict with the business of MedicaLogic or its subsidiaries as now conducted or proposed to be conducted.

                  3.2.19 Consents and Approvals. Except as set forth in Section 3.2.3, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required to be obtained by MedicaLogic or its subsidiaries for the consummation of the transactions described in this Agreement.

                  3.2.20 Brokers and Finders. Except for fees to be paid by MedicaLogic to Donaldson, Lufkin and Jenrette in connection with a fairness opinion, neither MedicaLogic nor any of its subsidiaries has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                  3.2.21 No Other Agreements to Sell MedicaLogic or its Assets. As of the date hereof, MedicaLogic is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a transaction that would result in a Change of Control (as defined in Section 4.3.8).

                  3.2.22 Opinion of MedicaLogic Financial Advisor. MedicaLogic has received from Donaldson, Lufkin and Jenrette an opinion that the Conversion Ratio is fair, from a financial point of view, to MedicaLogic. A copy of such opinion is attached hereto as Exhibit D.

                  3.2.23 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of MedicaLogic Common Stock is the only vote of the holders of any class or series of MedicaLogic capital stock necessary to approve the issuance of MedicaLogic Common Stock in the Merger.

                  3.2.24   Certain Representations and Warranties Regarding Code
                           Section 368(a)(2)(E).
                           -----------------------------------------------------

                           3.2.24.1 Immediately following the Merger, Surviving
Corporation will hold at least 90% of the fair market value of Merger Corp.'s net assets and at least 70% of the fair market value of Merger Corp.'s gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Merger Corp. to Medscape shareholders who receive cash or other property and Merger Corp. assets used to pay reorganization expenses will be included as assets of Merger Corp. held immediately prior to the Merger.

                           3.2.24.2 Prior to the Merger, MedicaLogic will be in
control of Merger Corp. within the meaning of Section 368(c) of the Code.

                           3.2.24.3 MedicaLogic has no plan or intention to
cause or allow Surviving Corporation to issue additional shares of its stock that would result in MedicaLogic losing control of Surviving Corporation within the meaning of Section 368(c) of the Code.

                           3.2.24.4 Prior to or in the Merger, neither
MedicaLogic nor any person related to MedicaLogic (as defined in Treas. Reg.ss.1.368(e)(3)) will have acquired directly or through any transaction, agreement or arrangement with any other person, stock of Medscape with consideration other than common stock of MedicaLogic. There is no plan or intention by MedicaLogic or any person related to MedicaLogic (as defined in Treas. Reg.ss.1.368-1(e)(3)) to acquire or redeem any of the stock of MedicaLogic issued in the Merger either directly or through any transaction, agreement, or arrangement with any other person.

                           3.2.24.5 MedicaLogic has no plan or intention to
liquidate Surviving Corporation; to merge Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of Surviving Corporation; or to cause Surviving Corporation to sell or otherwise dispose of any of the assets of Medscape or Merger Corp., except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Surviving Corporation.

                           3.2.24.6 Merger Corp. will have no liabilities
assumed by Surviving Corporation and will not transfer to Surviving Corporation in the Merger any assets subject to liabilities.

                           3.2.24.7 Following the Merger, MedicaLogic will cause
Surviving Corporation to continue the historic business of Medscape or to use a significant portion of Medscape's business assets in a business, in each case within the meaning of Treas. Reg.ss.1.368-1(d).

                           3.2.24.8 MedicaLogic does not own, nor has it owned
during the past five years, any shares of the stock of Medscape.

                           3.2.24.9 MedicaLogic is not an investment company as
defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           3.2.24.10 The payment of cash in lieu of fractional
shares of MedicaLogic stock is solely for the purpose of avoiding the expense and inconvenience to MedicaLogic of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Medscape shareholders instead of issuing fractional shares of MedicaLogic stock will not exceed one percent of the total consideration that will be issued in the Merger to the Medscape shareholders in exchange for their shares of Medscape stock. The fractional share interests of each Medscape shareholder will be aggregated, and no Medscape shareholder will receive cash in an amount equal to or greater than the value of one full share of MedicaLogic stock.

                           3.2.24.11 Following and in connection with the
Merger, MedicaLogic will not transfer any shares of Medscape Common Stock to (a) a corporation that is not a member of MedicaLogic's "qualified group" as defined in Treas. Reg.ss. 1.368-1(d)(4)(ii) or (b) a partnership.

                           3.2.24.12 MedicaLogic will not redeem any of the
MedicaLogic Common Stock exchanged for Medscape Common Stock in connection with the Merger, other than pursuant to an ongoing stock repurchase program not created or modified in connection with the Merger.

                           3.2.24.13 No person related to MedicaLogic, as
defined in Treas. Reg.ss.1.368-1(e)(3) will acquire, with consideration other than a proprietary interest in MedicaLogic, Medscape Common Stock exchanged for MedicaLogic Common Stock in the Merger.

                           3.2.24.14 Except as otherwise provided in this
Agreement, MedicaLogic will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses of Medscape or Merger Corp.

                           3.2.24.15 In the Merger, shares of Medscape stock
representing control of Medscape, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of MedicaLogic.

                           3.2.25 Total eMed. A true, complete and correct copy
of the Reorganization and Merger Agreement, dated as of the date hereof, between MedicaLogic and Total eMed (the "Total eMed Agreement") has been delivered to Medscape.

         3.3 Representations and Warranties Relating to Merger Corp. MedicaLogic and Merger Corp. hereby represent and warrant to Medscape that:

                  3.3.1 Organization and Status. Merger Corp. is a corporation duly organized and validly existing under the laws of the State of Delaware. Merger Corp. does not own any properties (other than the initial cash subscription for shares) nor has it commenced any business or operations.

                  3.3.2 Capitalization. Merger Corp. has an authorized capital stock consisting of 100 shares of Common Stock. All of the issued and outstanding shares of capital stock of Merger Corp. are owned by MedicaLogic.

                  3.3.3 Corporate Authority. Merger Corp. has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly authorized by the Board of Directors and sole shareholder of Merger Corp., duly and validly executed and delivered by Merger Corp. and constitutes the valid and binding obligation of Merger Corp., enforceable against Merger Corp. in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  3.3.4 Governmental Filings. Other than the filing of the Certificate of Merger contemplated by Article I, no notices, reports or other filings are required to be made by Merger Corp. with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Merger Corp. from, any Governmental Entity in connection with the execution and delivery of this Agreement by Merger Corp. and the consummation by Merger Corp. of the transactions contemplated hereby.

                  3.3.5 Certain Representations and Warranties Regarding Code
                        Section 368(a)(2)(E).
                        -----------------------------------------------------

                           3.3.5.1 Merger Corp. is not an investment company as
defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           3.3.5.2 Except as otherwise provided in this
Agreement, Merger Corp. will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses of MedicaLogic or Medscape.

                           3.3.5.3 Merger Corp. has been formed solely in order
to consummate the Merger, and Merger Corp. has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to MedicaLogic, prior to the Effective Date.


                                   ARTICLE IV
                                    COVENANTS

         4.1 Mutual Covenants. Medscape and MedicaLogic mutually covenant and agree as follows:

                  4.1.1 Preparation of Registration Statement and the Joint Proxy Statement. Promptly following the date of this Agreement, Medscape and MedicaLogic shall prepare and file with the SEC the Joint Proxy Statement, and MedicaLogic shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Medscape and MedicaLogic shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of Medscape and MedicaLogic will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. MedicaLogic shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of MedicaLogic Common Stock in the Merger, and Medscape shall furnish all information concerning Medscape and the holders of Medscape Common Stock and rights to acquire Medscape Common Stock as may be reasonably required in connection with any such action. Each of MedicaLogic and Medscape shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Registration Statement and the preparation, filing and distribution of the Joint Proxy Statement. Medscape and

MedicaLogic each agree to correct any information provided by it for use in the Registration Statement or the Joint Proxy Statement which shall have become false or misleading.

                  4.1.2 Shareholder Meetings.
                        --------------------

                           4.1.2.1 MedicaLogic shall (i) promptly and duly call,
give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of MedicaLogic Common Stock for the purpose of voting to approve the issuance of the MedicaLogic Common Stock in the Merger (the "MedicaLogic Special Meeting"), and (ii) take all reasonable and lawful action to solicit and obtain such approval. Unless the MedicaLogic Board of Directors determines in good faith after receipt of a written opinion from outside legal counsel experienced in such matters that such action would be a breach of their respective fiduciary duties under applicable law, the MedicaLogic Board of Directors shall unanimously recommend that the shareholders of MedicaLogic approve the issuance of MedicaLogic Common Stock in the Merger and shall not withdraw or modify such recommendation, and MedicaLogic shall include in the Joint Proxy Statement the recommendation of the MedicaLogic Board of Directors in favor of issuance of MedicaLogic Common Stock in the Merger. At the MedicaLogic Special Meeting, MedicaLogic shall propose and recommend that its Articles of Incorporation be amended at the Effective Time to change its name to MedicaLogic/Medscape, Inc.

                           4.1.2.2 Medscape shall (i) promptly and duly call,
give notice of, convene and hold a meeting of the holders of Medscape Common Stock for the purpose of voting to approve the Merger (the "Medscape Special Meeting"), and (ii) take all reasonable and lawful action to solicit and obtain such approval. Unless the Medscape Board of Directors determines in good faith after receipt of a written opinion from outside legal counsel experienced in such matters that such action would be a breach of their respective fiduciary duties under applicable law, the Medscape Board of Directors shall unanimously recommend that the stockholders of Medscape approve this Agreement and the transactions contemplated herein and shall not withdraw or modify such recommendation, and Medscape shall include in the Joint Proxy Statement the recommendation of the Medscape Board of Directors in favor of the Merger.

                  4.1.3 Consents and Approvals. Medscape and MedicaLogic each will use reasonable best efforts to secure, and MedicaLogic will cause Merger Corp. to use its reasonable best efforts to secure, all consents, approvals, licenses or permits which may be required in connection with the Merger, and each will cooperate with the other to secure all such consents, approvals, licenses or permits in a form mutually satisfactory to Medscape and MedicaLogic.

                  4.1.4 Best Efforts. Subject to the terms of this Agreement, Medscape and MedicaLogic each will use reasonable best efforts, and MedicaLogic will cause Merger Corp. to use its reasonable best efforts, to effectuate the transactions contemplated hereby and to fulfill the conditions of their respective obligations under this Agreement.

                  4.1.5 Publicity. Except as required by law, no party will issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby without the prior written consent of MedicaLogic and Medscape, in each case not to be unreasonably withheld.

                  4.1.6 Confidentiality. The provisions of the Nondisclosure Agreement (the "Confidentiality Agreement") between MedicaLogic and Medscape, effective as of January 4, 2000, shall apply to all "Information" (as defined in the Confidentiality Agreement) obtained by any party pursuant to this Agreement.

                  4.1.7 Antitrust Improvements Act. Each of MedicaLogic and Medscape will timely and promptly make the filing required to be made by it under the Antitrust Improvements Act of 1976, as amended (each such filing an "HSR Filing"). MedicaLogic and Medscape will furnish to one another such information and assistance as the other party may reasonably request in connection with the other party's preparation of filings or submissions to any governmental agency, including, without limitation, any HSR Filing. As reasonably requested by the other party, MedicaLogic and Medscape will supply one another with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between MedicaLogic and Medscape or their respective representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transaction contemplated hereby.

         4.2 Covenants of Medscape. Medscape covenants and agrees as follows:

                  4.2.1 Conduct of Business. Prior to the Effective Time, Medscape and each of its subsidiaries will carry on its business in the ordinary and usual manner and maintain its existing relationships with suppliers, customers, employees and business associates, and will not, without the prior written consent of MedicaLogic, which consent will not be unreasonably delayed or withheld:

                  (a) enter into any new agreements or modify existing agreements respecting an increase in compensation or benefits payable to its officers or employees except for normal year-to-year adjustments consistent with past practices (it being agreed that the current employee compensation proposals of Medscape for year 2000 previously disclosed by Medscape to MedicaLogic will not require prior MedicaLogic approval);

                  (b) split, combine, reclassify any of the outstanding shares of its capital stock or otherwise change its authorized capitalization;

                  (c) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

                  (d) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class (other than pursuant to the Options issued in the ordinary course and consistent with past practice or the Warrants) or release any holder of Medscape Common Stock from any provision restricting the sale or other transfer of Medscape Common Stock;

                  (e) redeem, purchase or otherwise acquire any shares of its capital stock, merge into or consolidate with any other entity or permit any other entity to merge into or consolidate with it, liquidate or sell or dispose of any of its assets, or close any plant or business operation;

                  (f) except for short-term indebtedness and indebtedness incurred pursuant to Medscape's revolving credit agreement and renewals, replacements and amendments thereof not in excess of the current maximum under such credit agreement incurred in the ordinary course of business, incur, assume or guarantee any indebtedness, or modify or prepay any existing indebtedness;

                  (g) except as set forth in the capital budget provided to MedicaLogic or as set forth on Exhibit 4.2.1(g), authorize capital expenditures other than in the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other person or entity;

                  (h) change its method of accounting as in effect at the date of the most recent Medscape SEC Document, except as required by changes in generally accepted accounting principles as concurred with by Medscape's independent auditors, or change its fiscal year; or

                  (i) authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (h) above.

                  4.2.2 Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to Section 6.1 or Section 6.2, neither Medscape, nor any of its subsidiaries or other affiliates, shall, directly or indirectly, and it shall use its reasonable best efforts to cause their respective agents or representatives (each, a "Representative") not to, (i) encourage, initiate or solicit, on or after the date hereof, any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of a material amount of its assets or similar business transaction involving Medscape or any of its subsidiaries (each, an "Acquisition Transaction"); (ii) participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise assist or participate in, any attempt by any third party to propose or offer any Acquisition Transaction; (iii) enter into or execute any agreement relating to an Acquisition Transaction; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any proposal or offer relating to an Acquisition Transaction, in each case other than with respect to the Merger. Notwithstanding the foregoing, nothing contained herein shall prohibit Medscape from:

                  (a) complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Transaction proposal;

                  (b) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Transaction proposal if the Medscape Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement;

                  (c) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Transaction proposal; or

                  (d) withdrawing or modifying the approval or recommendation by the Medscape Board of Directors of this Agreement or the Merger in connection with recommending an unsolicited bona fide written Acquisition Transaction proposal to the stockholders of Medscape;

if and only to the extent that, both (i) in each case referred to in clause (c) or (d) above, the Medscape Board of Directors determines in good faith after receipt of a written opinion from outside legal counsel experienced in such matters that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (c) or (d) above, the Medscape Board of Directors determines in good faith (after consultation with its financial advisors) that such Acquisition Transaction, if accepted, is reasonably likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if completed, result in a transaction superior to the transaction contemplated by this Agreement, taking into account, among other things, the long term prospects and interests of Medscape and its stockholders.

         Medscape will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Medscape agrees it will take the necessary steps to inform promptly its Representatives of the obligations undertaken in this Section 4.2.2 and in the Confidentiality Agreement. Medscape will promptly notify MedicaLogic if any such inquiries, proposals or offers are received by, and such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Medscape or any of its Representatives relating to an Acquisition Transaction proposal, indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep MedicaLogic informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Prior to providing any such information or commencing any such discussions or negotiations, Medscape shall give MedicaLogic not less than five business days' notice. Medscape also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Transaction proposal to return all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries.

                  4.2.3 Investigations. Medscape agrees to give MedicaLogic and its representatives and agents reasonable access to all its officers, key employees, premises, books and records and agreements and files and to cause its officers of Medscape to furnish MedicaLogic with such financial and operating data and other information with respect to its business and properties as MedicaLogic shall from time to time reasonably request. Any such investigations
(a) shall be conducted in such manner as not to interfere unreasonably with the operation of Medscape's business; and (b) shall not diminish any of the representations and warranties hereunder.

                  4.2.4 [Reserved].

                  4.2.5 Notice and Cure. Medscape will notify MedicaLogic in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to Medscape, that causes or will cause any covenant or agreement of Medscape under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of Medscape contained in this Agreement. Medscape also will notify MedicaLogic in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to Medscape, of any representation, warranty, covenant or agreement made by Medscape. No notice given pursuant to this Section 4.2.5 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         4.3 Covenants of MedicaLogic. MedicaLogic covenants and agrees as follows:

                  4.3.1 Conduct of Business. Prior to the Effective Time, MedicaLogic and each of its subsidiaries will carry on its business in the ordinary and usual manner and maintain its existing relationships with suppliers, customers, employees and business associates, and will not, without the prior written consent of Medscape, which consent will not be unreasonably delayed or withheld:

                  (a) split, combine, reclassify any of the outstanding shares of its capital stock or otherwise change its authorized capitalization;

                  (b) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

                  (c) except as to the Total eMed Merger, merge into or consolidate with any other entity or permit any other entity to merge into or consolidate with it, or acquire any other entity, if any such transaction would prevent the Merger from occurring on or prior to August 31, 2000 or if such transaction is with an entity outside of the healthcare industry;

                  (d) change its method of accounting as in effect at the date of the most recent MedicaLogic SEC Document, except as required by changes in generally accepted accounting principles as concurred with by MedicaLogic's independent auditors, or change its fiscal year; or

                  (e) authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (d) above.

                  4.3.2 Investigations. MedicaLogic agrees to give Medscape and its representatives and agents reasonable access to all its officers, key employees, premises, books and records and agreements and files and to cause its officers of MedicaLogic to furnish Medscape with such financial operating data and other information with respect to its business and properties as Medscape shall from time to time reasonably request. Any such investigations (a) shall be conducted in such manner as not to interfere unreasonably with the operation of MedicaLogic's business; and (b) shall not diminish any of the representations and warranties hereunder.

                  4.3.3 Notification to Optionees. Promptly after the Effective Date, MedicaLogic will notify in writing each holder of an Option of the exchange of the Option for an option to purchase MedicaLogic Common Stock in accordance with Section 1.3.3 of this Agreement.

                  4.3.4 Officer and Director Indemnification. For a period of six years from the Closing Date, MedicaLogic agrees to indemnify the officers and directors of Medscape for all actions taken prior to Closing to the extent authorized in Medscape's Certificate of Incorporation and Bylaws prior to Closing. For a period of three years from the Closing Date, MedicaLogic agrees to maintain officer and director liability coverage, with respect to claims arising from facts or events that occurred prior to Closing, for the benefit of the present or former officers and directors of Medscape as of the Closing Date in such amounts and on such terms that are no less beneficial to officers and directors than the coverage maintained by Medscape prior to the Effective Time; provided that in no event shall MedicaLogic be obligated to expend in order to maintain or procure insurance coverage pursuant to this Section 4.3.4 any amount per annum in excess of 150% of the aggregate premiums payable by Medscape and its subsidiaries in 1999 (on an annualized basis) for such purpose.

                  4.3.5 MedicaLogic Board. Effective on the Closing, MedicaLogic will cause three nominees of Medscape to be elected or appointed to the MedicaLogic Board and shall fix its Board at not more than eleven members.

                  4.3.6 Editor-in-Chief. Effective on the Closing, MedicaLogic will appoint George D. Lundberg, M.D., as the Editor-in-Chief of MedicaLogic.

                  4.3.7 Notice and Cure. MedicaLogic will notify Medscape in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to MedicaLogic, that causes or will cause any covenant or agreement of MedicaLogic under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of MedicaLogic contained in this Agreement. MedicaLogic also will notify Medscape in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to MedicaLogic, of any representation, warranty, covenant or agreement made by MedicaLogic. No notice given pursuant to this Section 4.3.7 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  4.3.8 Change of Control. MedicaLogic agrees that (a) neither it nor any of its subsidiaries or other affiliates shall, and it shall use its reasonable best efforts to cause their respective agents or representatives (each, a "MedicaLogic Representative") not to, directly or indirectly, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to any transaction that would constitute a Change of Control (as defined below), (b) it will notify Medscape promptly if any such inquiries, proposals or offers are received by MedicaLogic and (c) will keep Medscape appropriately informed of the status of any such inquiries, proposals or offers. Nothing contained herein shall prohibit MedicaLogic from providing information in response to such proposal or offer, engaging in negotiations or discussions with any person who has made such proposal or offer, or entering into or consummating any such transaction. A "Change of Control" shall occur if any of the following applies: (A) any "Person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MedicaLogic representing 50% or more of the combined voting power of MedicaLogic's outstanding capital stock; (B) the shareholders of MedicaLogic approve a merger or other consolidation of MedicaLogic with any other company where the former shareholders of MedicaLogic do not own at least 50% of combined voting power of the surviving or resulting corporation; or (C) MedicaLogic sells 50% or more of its assets to a buyer that is not a subsidiary of MedicaLogic.

                  4.3.9 No Amendment to Total eMed Agreement. Without the prior written consent of Medscape, MedicaLogic shall not consent to any amendment of the Total eMed Agreement or the waiver of any provision thereof that would be materially adverse to Medscape or its stockholders. Nothing herein shall be construed to require MedicaLogic to consummate the Total eMed Merger.

         4.4 Covenants of Merger Corp. Merger Corp. covenants and agrees that, except as is contemplated by this Agreement, prior to the Effective Time, Merger Corp., will not engage in any business activities or liquidate, merge into or consolidate with any other corporation or permit any other corporation to merge into or consolidate with it; or increase its authorized capital stock; or issue options, rights or warrants to purchase any of its capital stock.


                                    ARTICLE V

                                   CONDITIONS

         5.1 Conditions to the Obligations of All Parties. The obligations of Medscape, MedicaLogic and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                  5.1.1 Regulatory Approvals. The parties shall have made all filings and received all approvals of any Governmental Entity of competent jurisdiction necessary in order to consummate the Merger, and each of such approvals shall be in full force and effect at the Closing and not subject to any condition which requires the taking or refraining from taking of any action which would have a Material Adverse Effect on Medscape or on MedicaLogic.

                  5.1.2 Litigation. There shall not be in effect any order, decree or injunction of a federal or state court of competent jurisdiction restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such non-final, appealable order, decree or injunction set aside or lifted), and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger.

                  5.1.3 Shareholder Approval. This Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Medscape Common Stock. The issuance of MedicaLogic Common Stock in the Merger shall have been approved by the affirmative vote of the holders of a majority of the shares of MedicaLogic Common Stock.

                  5.1.4 Registration of Securities; Listing. The shares of MedicaLogic Common Stock to be issued pursuant to this Agreement shall have been registered under the Securities Act, and under the securities laws of such states registrations or qualification as counsel for MedicaLogic or Medscape, as the case may be, deems necessary or exemptions from such state registration or qualification will have been determined by such counsel to be available, and shall have been listed on the Nasdaq National Market.

         5.2 Conditions to the Obligations of Medscape. The obligations of Medscape to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                  5.2.1 Representations, Warranties and Covenants. The representations and warranties of MedicaLogic and Merger Corp. contained in this Agreement qualified by "Material Adverse Effect" or other materiality qualifiers shall be true and correct in all respects, and all other representations and warranties of MedicaLogic and Merger Corp. contained in this Agreement shall be true and correct in all respects (except where the failure to be true and correct would not have a Material Adverse Effect on MedicaLogic), except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date, and for changes specifically contemplated by this Agreement, and MedicaLogic and Merger Corp. shall have performed in all material respects all of their respective covenants and obligations hereunder to be performed as of the Closing. Medscape shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of MedicaLogic by an executive officer of MedicaLogic and on behalf of Merger Corp. by an executive officer of Merger Corp.

                  5.2.2 No Material Adverse Change. Since September 30, 1999, there shall have been no Material Adverse Change in MedicaLogic, or discovery of a condition or occurrence of an event which has resulted or reasonably can be expected to result in a Material Adverse Change in MedicaLogic.

         5.3 Conditions to the Obligations of MedicaLogic and Merger Corp. The obligations of MedicaLogic and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                  5.3.1 Representations, Warranties and Covenants. The representations and warranties of Medscape contained in this Agreement qualified by "Material Adverse Effect" or other materiality qualifiers shall be true and correct in all respects, and all other representations and warranties of Medscape contained in this Agreement shall be true and correct in all respects (except where the failure to be true and correct would not have a Material Adverse Effect on Medscape), except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date, and for changes specifically contemplated by this Agreement, and Medscape shall have performed in all material respects all of its covenants and obligations hereunder to be performed as of the Closing. MedicaLogic shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of Medscape by an executive officer of Medscape.

                  5.3.2 No Material Adverse Change. Since the date of the most recent audited balance sheet in a Medscape SEC Document, there shall have been no Material Adverse Change in Medscape, or discovery of a condition or occurrence of an event which has resulted or reasonably can be expected to result in a Material Adverse Change in Medscape.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of Medscape and MedicaLogic.

         6.2 Termination by Either Medscape or MedicaLogic. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

                  (a) by MedicaLogic or Medscape if the Merger shall not have become effective on or prior to August 31, 2000, provided, however, that the right to terminate this Agreement pursuant to this Section 6.2(a) shall not be available to any party whose breach of any covenant of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (b) by MedicaLogic or Medscape if:

                           (1) any court of competent jurisdiction in the United
                  States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

                           (2) any required approval of the stockholders of
                  Medscape for this Agreement or the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

                           (3) the required approval of the shareholders of
                  MedicaLogic for the issuance of MedicaLogic Common Stock pursuant to this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment there;

                  (c) by MedicaLogic if the Board of Directors of Medscape (or any committee thereof) (i) shall have withdrawn, amended or modified in a manner adverse to MedicaLogic its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (ii) shall fail to reaffirm such approval or recommendation upon MedicaLogic's request, (iii) shall have recommended or taken no position with respect to an Acquisition Transaction in any communication to the stockholders of Medscape, or (iv) shall resolve to take any of the foregoing actions;

                  (d) by MedicaLogic if Medscape or its Representatives shall have taken any of the actions that would be proscribed by Section 4.2.2, other than actions taken in the exercise of the fiduciary duties of Medscape's Board of Directors and satisfying all the conditions of Section 4.2.2;

                  (e) by MedicaLogic if Medscape fails to include in the Joint Proxy Statement the recommendation of the Board of Directors of Medscape in favor of the Merger;

                  (f) by MedicaLogic if a tender offer or exchange offer relating to Medscape Common Stock shall have been commenced by a third party and Medscape shall not have promptly thereafter sent its stockholders a statement recommending rejection of such tender offer or exchange offer;

                  (g) by MedicaLogic if there has been a material breach by Medscape of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 30 days) after written notice of such breach is given by MedicaLogic to Medscape;

                  (h) by Medscape if MedicaLogic or the MedicaLogic Representatives shall have taken any of the actions that would be proscribed by
Section 4.3.8 other than actions satisfying all the conditions of Section 4.3.8; or

                  (i) by Medscape if there has been a material breach by MedicaLogic of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 30 days) after written notice of such breach is given by Medscape to MedicaLogic;

                  (j) by Medscape if the Board of Directors of MedicaLogic (or any committee thereof) (i) shall have withdrawn, amended or modified in a manner adverse to Medscape its approval or recommendation of the issuance of the MedicaLogic Common Stock in the Merger, (ii) shall fail to reaffirm such approval or recommendation upon Medscape's request, or (iii) shall resolve to take any of the foregoing actions; or

                  (k) by Medscape if MedicaLogic fails to include in the Joint Proxy Statement the recommendation of the Board of Directors of MedicaLogic in favor of the issuance of the MedicaLogic Common Stock in the Merger.

         6.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VI, (i) this Agreement immediately will become void and of no effect, except that Sections 4.1.6, 6.3, 6.4 and 7.1 will survive the event of termination; and (ii) no party hereto (or any of its directors of officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein shall relieve any party for any willful breach of this Agreement.

         6.4 Termination Fees and Expenses.
             -----------------------------

                  6.4.1 Medscape agrees to pay MedicaLogic (provided that MedicaLogic is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) within two business days after the termination of this Agreement (or, in the case of (ii) and (iii) below, as provided therein) by wire transfer, the sum of $30,000,000 in immediately available funds in the event that any of the following shall have occurred:

                  (i) this Agreement shall have been terminated pursuant to
         Section 6.2(c), Section 6.2(d), Section 6.2(e), Section 6.2(f) or
         Section 6.2(g) or because of a breach of Section 4.2.2 by Medscape, provided that if this Agreement is terminated pursuant to Section 6.2(g) as a result of a non-intentional breach by Medscape, Medscape shall pay to MedicaLogic MedicaLogic's actual out-of-pocket expenses rather than the aforesaid $30,000,000 sum;

                  (ii) prior to the meeting of Medscape stockholders duly convened and held to vote in respect to this Agreement and the Merger, an Acquisition Transaction shall have been made to Medscape and made known to its stockholders generally or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Transaction, and thereafter this Agreement shall have been terminated pursuant to Section 6.2(b)(2) (in which circumstances the amounts payable under this Section 6.4.1 shall be payable on the first business day after the date of such stockholder vote); or

                  (iii) this Agreement shall have been terminated pursuant to
         Section 6.2(b)(2) and, within twelve months of such termination Medscape enters into an agreement with any person with respect to an Acquisition Transaction or an Acquisition Transaction is consummated (in which circumstances the amounts payable under this Section 6.4.1 shall be payable upon the signing of such agreement or, if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of MedicaLogic) of such Acquisition Transaction;

                  6.4.2 MedicaLogic agrees to pay Medscape (provided that Medscape is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) by wire transfer, the sum of $30,000,000 in immediately available funds in the event that the following shall have occurred: (i) this Agreement shall have been terminated pursuant to Section 6.2(b)(3), 6.2(h), 6.2(i), 6.2(j) or 6.2(k), provided that if this Agreement is terminated pursuant to Section 6.2(i) as a result of a non-intentional breach by MedicaLogic, MedicaLogic shall pay to Medscape Medscape's actual out-of-pocket expenses rather than the aforesaid $30,000,000 sum.

                  6.4.3 Each of Medscape and MedicaLogic acknowledge that the agreements contained in Section 6.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the respective parties would not enter into this Agreement; accordingly, if either party fails to promptly pay the amount due pursuant to this Section 6.4 and, in order to obtain such payment, the other party commences a suit which results in a judgment for the fee set forth therein, the losing party shall pay to the other its reasonable costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate as announced by Key Bank of Oregon in effect from time to time during such period plus two percent.


                                   ARTICLE VII

                            MISCELLANEOUS AND GENERAL

         7.1 Payment of Expenses. Subject to Section 6.4, if the Merger is not consummated, each party shall pay its own out-of-pocket legal, accounting, investment banking and other expenses incidental to this Agreement and the transactions contemplated by this Agreement, except for the HSR Filing fees, which shall be shared equally by Medscape and MedicaLogic. Nothing in this Agreement is meant to limit the right of a non-breaching party to obtain reimbursement of expenses and other damages, including attorneys' fees, incurred as a result of a breach of this Agreement by the other party.

         7.2 Entire Agreement. This Agreement, including the schedules and the exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         7.3 Assignment. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of each of MedicaLogic and Medscape.

         7.4 Binding Effect; No Third Party Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject to the restrictions on assignment contained in
Section 7.3. Except as provided in Section 4.3.4 of this Agreement, nothing express or implied in this Agreement is intended or shall be construed to confer upon or give to a person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         7.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented at any time prior to or at the Closing, whether before or after the votes of shareholders of Medscape or MedicaLogic, by written agreement executed and delivered by the duly authorized officers of Medscape and MedicaLogic.

         7.6 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any waiver by a party must be in writing.

         7.7 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         7.8 Captions. The article, section and paragraph captions herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         7.9 Subsidiary. When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         7.10 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or facsimile (in each case with evidence of confirmed transmission) as follows:

                  If to Medscape, to it at:

                  Medscape, Inc.
                  134 West 29th Street
                  New York, NY  10001
                  Telephone: (212) 760-3100
                  Facsimile: (212) 760-3140
                  Attention: Paul T. Sheils
                  with copies to:

                  Patterson, Belknap, Webb & Tyler LLP
                  1133 Avenue of the Americas
                  New York, New York  10036
                  Telephone: (212) 336-2000
                  Facsimile: (212) 336-2222
                  Attention: John P. Schmitt, Esq.

                  If to MedicaLogic or Merger Corp., to it at:

                  MedicaLogic, Inc.
                  101 Green Street at Battery
                  San Francisco, California  94111
                  Telephone: (415) 678-3205
                  Facsimile: (415) 678-3300
                  Attention: Harvey J. Anderson

                  with copies to:


                  Stoel Rives LLP
                  900 S.W. Fifth Avenue
                  Suite 2600
                  Portland, Oregon  97204
                  Telephone: (503) 224-3380
                  Facsimile: (503) 220-2480
                  Attention: Stephen E. Babson, Esq.

or to such other person or address as any party shall specify by notice in writing. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

         7.11 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of choice of law or conflicts of law rules, provisions, or principles, except that the provisions of this Agreement relating to the Merger shall also be governed by the merger provisions of the DGCL.

         7.12 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         7.13 Extinguishment. This Agreement, including all representations, warranties and covenants, shall be extinguished and be of no further force or effect after the Effective Time, except for Section 4.3.4, which will continue in accordance with its terms.





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                                       44

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                                        MEDICALOGIC, INC.


                                        By:  MARK K. LEAVITT
                                             -----------------------------------
                                             Name:  Mark K. Leavitt, M.D.
                                             Title: CEO

                                        MEDSCAPE, INC.




                                        By:  PAUL T. SHEILS
                                             -----------------------------------
                                             Name:  Paul T. Sheils
                                             Title: CEO

                                        MONEYPENNY MERGER CORP.


                                        By:  DAVID C. MOFFENBEIER
                                             -----------------------------------
                                             Name:  David C. Moffenbeier
                                             Title: President